Exhibit 23.1

TERRY AMISANO LTD. KEVIN HANSON, CA	AMISANOHANSON CHARTEREDACCOUNTANTS

Consent of Independent Accountants

January 7, 2005

Knightsbridge Resources Inc.
91 Commercial Road
Poole, Dorset U.K. BH14 0JD

Re:    Form SB-1 Registration Statement

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-1 of our report dated February 11, 2004, relating to financial statements of Knightsbridge Resources Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/ Amisano Hanson

Amisano Hanson, Chartered Accountants

Suite 604-750 West Pender Street Vancouver Canada	Telephone: 604-689-0188 Facsimile: 604-689-9773
V6C 2T7	E-mail: amisano@telus.net